UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2012

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2012, Nordson Corporation ("Nordson") entered into a Stock Purchase Agreement (the "Purchase Agreement") with EDI Holdings, Inc., a Delaware corporation ("EDI"), and the securityholders of EDI (the "Sellers"), pursuant to which Nordson agreed to acquire all of the capital stock of EDI (the "Acquisition"). EDI is a leading designer and manufacturer of extrusion dies and coating heads for plastic processors and web converters. The Acquisition is expected to close in the third quarter of Nordson’s 2012 fiscal year.

Under the Purchase Agreement, Nordson will acquire EDI on a cash-free and debt-free basis for an aggregate purchase price of $200 million, subject to certain adjustments (including a customary working capital adjustment) (the "Purchase Price"). Nordson expects to finance the Acquisition with borrowings under its existing $500 million revolving credit facility.

The Purchase Agreement contains customary representations, warranties and covenants made by Nordson, EDI and the Sellers. Subject to certain exceptions, the representations and warranties of EDI and the Sellers survive until the 18-month anniversary of the closing of the Acquisition. Specified fundamental representations and warranties, such as organization and capitalization, survive until the 60-month anniversary of the closing of the Acquisition. Indemnification claims are generally capped at $10 million, except for indemnification claims relating to the breach of certain fundamental representations and warranties and the breach of covenants, which are capped at $20 million. Indemnification claims are also subject to a $2 million aggregate threshold, which threshold is deductible from such claims.

The Purchase Agreement may be terminated at any time prior to closing by the mutual written consent of Nordson and the Sellers, by Nordson or the Sellers upon a material breach of the Purchase Agreement (subject to certain customary limitations) and by Nordson or the Sellers if the transactions contemplated by the Purchase Agreement have not been consummated on or before October 31, 2012 (subject to certain customary limitations). The closing of the Acquisition is subject to certain customary closing conditions and the expiration of any applicable waiting periods under competition laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

A copy of the press release, dated May 21, 2012, announcing the Acquisition is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

c.) Exhibits

99.1 Press release of Nordson Corporation dated May 21, 2012.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibit furnished herewith contain forward-looking statements within the meanings of Section 27A the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. These forward-looking statements include statements regarding expectations as to the completion of the Acquisition and the other transactions contemplated by the Purchase Agreement. The forward-looking statements contained herein and therein involve risks, uncertainties and assumptions that could cause actual results to differ materially from those referred to in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those anticipated, estimated or projected. Factors that could cause actual results to differ materially include: Nordson’s ability to close the Acquisition in the expected timeframe or at all; Nordson’s ability to integrate EDI successfully and achieve the expected results of the Acquisition; and Nordson’s ability to retain EDI’s management team and EDI’s relationships with customers and suppliers. More information about Nordson and risks and assumptions related to Nordson’s business are detailed in the reports Nordson files with the Securities and Exchange Commission. Nordson undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

May 21, 2012	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Nordson Corporation dated May 21, 2012